UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006 (November 16, 2006)

REMOTE DYNAMICS, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-26140	51-0352879
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1155 Kas Drive, Suite 100
Richardson, Texas 75081
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 301-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement

The Registrant hereby incorporates by reference the disclosures made by the Registrant under
Item 5.02 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Registrant hereby incorporates by reference the disclosures made by the Registrant under
Item 5.02 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective October 23, 2006, and subsequently ratified by the Registrant’s Board of Directors on November 16, 2006, the Registrant entered into an employment agreement with Mr. Neil Read, the Registrant’s current Vice President, Chief Financial Officer, Treasurer, and Secretary, therein setting forth the terms and conditions relating to Mr. Read’s continuing service in such capacities on behalf of the Registrant (the Employment Agreement”).

Mr. Read, age 42, previously served as the Registrant’s Chief Accounting Officer since July 2004. Mr. Read originally joined the Registrant as Tax Manager serving in such role from November 1998 through December 1999. From January 2000 through June 2004, Mr. Read served as Director of Revenue Assurance and Treasury for the Registrant. Mr. Read has served as the Registrant’s Vice President, Chief Financial Officer, and Treasurer since December 27, 2005, and as the Registrant’s Secretary since June 9, 2006. Prior to joining Remote Dynamics, Mr. Read was employed by AT&T Wireless and McCaw Cellular where he served in various financial and accounting roles. Mr. Read earned a Bachelor of Business Administration in Accounting from Texas Tech University and is a Certified Public Accountant.

There are no family relationships between Mr. Read and any current or prospective directors or executive officers of the Registrant.

No transactions occurred in the last two years to which the Registrant was a party in which Mr. Read had or is to have a direct or indirect material interest, with the sole exception of the transaction disclosed by the Registrant under this Item 5.02 of this Current Report on Form 8-K.

The Employment Agreement provides for Mr. Read’s employment with the Registrant for a one-year term, through October 23, 2007, unless earlier terminated pursuant to the provisions thereof (the “Initial Term”). The Employment Agreement shall be deemed renewed for a month-to-month term following the expiration or termination of the Initial Term, until such time as the parties enter into a written renewal agreement or, alternatively, the Employment Agreement is terminated. Termination of Mr. Read’s employment shall occur in the event of death or permanent disability, for cause as set forth in the Employment Agreement, or without cause upon written notice of 30 days to Mr. Read. Under the terms of the Employment Agreement, Mr. Read shall receive compensation consisting of: i) a base salary of $12,500 per month, ii) the right to participate in the Registrant’s equity incentive plan (to be established) at the level of Vice President, and iii) the right to participate in any benefit plans offered to all employees generally, and to receive certain perquisites, as more fully set forth therein. In the event of termination, Mr. Read shall be entitled to: i) his prorated salary earned prior to the effective date of the termination, ii) any accrued and unpaid vacation benefits, iii) any previously authorized and unreimbursed business expenses, and iv) if the termination is without cause, a cash payment equal to Mr. Read’s monthly base salary multiplied by the number of months remaining in the Initial Term at the time of the effective date of the termination. The Employment Agreement further sets forth certain confidentiality, non-competition, and non-solicitation provisions, as more fully described therein.

The foregoing summary of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Document

10.1	Employment Agreement, dated October 23, 2006, by and among the Registrant and Mr. Neil Read.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006	REMOTE DYNAMICS, INC.

By: /s/ Neil Read
Neil Read,
Chief Financial Officer